UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 14, 2004

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Blume Drive, Suite 500, Richmond, California	94806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 262-1730

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On July 14, 2004, Neurobiological Technologies, Inc. (the “Company”) acquired Empire Pharmaceuticals, Inc., a Delaware corporation (“Empire”) in a merger transaction (the “Merger”). In connection with the Merger, the Company issued 2,399,168 shares of common stock and paid $2 million to the Empire stockholders. The Company will issue up to an additional 2,375,176 shares of common stock and pay up to an additional $2 million if and when the Company commences a pivotal Phase III clinical trial for Viprinex, Empire’s drug candidate for the treatment of acute ischemic stroke. In order to commence these clinical trials, the Company will need to obtain regulatory approval from the Food and Drug Administration and other regulatory agencies. There can be no assurance that the Company will be able to obtain such approvals or that clinical trials will commence even if regulatory approvals are obtained.

On July 15, 2004, the Company issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements will be filed on Form 8-K/A as soon as practicable.

(b) Pro Forma Financial Information.

The required pro forma financial statements will be filed on Form 8-K/A as soon as practicable.

(c) The following exhibits are included as part of this report:

2.1	Agreement and Plan of Reorganization, dated as of July 14, 2004, by and among Neurobiological Technologies, Inc., Empire Acquisition Corp. and Empire Pharmaceuticals, Inc.

2.2	Stockholders Agreement, dated as of July 14, 2004, by and among Neurobiological Technologies, Inc., Empire Acquisition Corp., Biotech Value Fund, LP, as Stockholder Representative and the stockholders of Empire Pharmaceuticals, Inc.

99.1	Press release, dated July 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 15, 2004

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Paul E. Freiman
Paul E. Freiman
President and Chief Executive Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Reorganization, dated as of July 14, 2004, by and among Neurobiological Technologies, Inc., Empire Acquisition Corp. and Empire Pharmaceuticals, Inc.

2.2	Stockholders Agreement, dated as of July 14, 2004, by and among Neurobiological Technologies, Inc., Empire Acquisition Corp., Biotech Value Fund, LP, as Stockholder Representative and the stockholders of Empire Pharmaceuticals, Inc.

99.1	Press release, dated July 15, 2004.